UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2014

AGRITEK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	(000-1321002 )	20-8484256
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL. 33401

(Address of principal executive offices, including zip code)

(561)-249-6511

(Registrant's telephone number, including area code)

MEDISWIPE INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation

The Board of Directors of Mediswipe Inc. adopted an amendment to its Certificate of Incorporation changing its name to Agritek Holdings, Inc. effective April 24, 2014. The Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State implementing a change in the Company's name. A copy of the amendment to the Certificate of Incorporation is filed as Exhibit 3.1 hereto.  The amendment had been previously approved by stockholders.

In connection with the name change, the Company's common stock, which previously traded under the ticker symbol "MWIP" on the OTC BB and OTC QB, began trading under the new ticker symbol "AGTK" on May 20, 2014. In addition, the Company's common stock has been assigned a new CUSIP number of 00856J103 in connection with the name change. Outstanding stock certificates representing shares of common stock of the Company will continue to be valid and need not be exchanged in connection with the name change.

In connection with the Financial Industry Regulatory Authority's ("FINRA") Rule 6490 and Rule 10b-17 of the United States Securities Exchange Act of 1934, as amended, on May 8, 2014, the Registrant submitted an issuer company-related action notification form to FINRA notifying FINRA of the name change. On May 17, 2014, FINRA notified the Registrant that the name change had been approved with an effective date of May 20, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation
99.1	Press release dated May 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISWIPE, INC.

Date: May 22, 2014	By:	/s/ B. Michael Friedman
B. Michael Friedman CEO